UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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GSI Commerce, Inc.

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The following is an e-mail correspondence that was transmitted to all employees of GSI Commerce, Inc.’s e-Commerce Technology Business on April 22, 2011:
TO BE SENT FROM RUBIN MAILBOX AT 12:00 PM
We are in the midst of very exciting times at GSI with the proposed acquisition of GSI Commerce by eBay (and all the anticipated benefits that this proposed acquisition will bring to our clients). Combined with our clients continued strong sales and the anticipated launch of our new v11 platform this summer, we have never been more excited about the potential opportunities in front of GSI.
At the same time, we have also heard there is some anxiety in some parts of the e-Commerce Technology Business regarding the proposed eBay acquisition and its potential impact on employee jobs. Together, we have discussed these concerns with Bob Swan (the CFO of eBay) and we all agree that it is important for everyone to understand that:
•	The proposed eBay acquisition does not change GSI’s plans for ETB. In fact, the plan that the ETB business is executing against was an important factor in eBay entering into the proposed acquisition. We are more committed than ever and will continue with the planned launch of V11 and the migration of our clients to our new technology platform. We do not expect any significant changes to the ETB organization if the acquisition is completed.
•	V11 is a critical part of our plans to make our e-Commerce Technology business market leading. As we have consistently stated in the past, we believe that V11 will not only help reduce costs, but even more importantly, it will help our clients grow their businesses. We also believe that V11 represents a new growth opportunity to add many top 500 retailers to ETB. Your hard work for a successful launch for V11 is expected to make the ETB P&L much healthier. None of this has changed as a result of the proposed acquisition.
•	We recently launched an integration planning process to explore additional opportunities that could add value as a combined company if the acquisition is completed. We believe that this joint effort, where the eBay and GSI Technology teams are working together, will help improve the overall business. We expect the largest benefits to come from leveraging our combined volume of business to lower costs for certain external contracts.
•	Although it is possible some integration plans could result in ETB headcount reductions in isolated areas, our current understanding is that there will be little to no impact. If any reductions do occur as a result of the proposed acquisition, we expect the number of employees impacted would be relatively small and we understand that those employees would be treated respectfully and fairly, including potentially receiving separation packages. Again, this proposed acquisition is about growth and our best estimate is that we will have more employees in ETB in one to two years than today.

We understand when any company is acquired, questions are natural. We believe that our proposed acquisition by eBay is great news for GSI and ETB rather than a cause for concern. eBay’s rationale for entering into this transaction was to acquire the e-Commerce and Marketing Services businesses and the growth potential associated with those businesses. We truly believe the proposed acquisition, if completed, will create meaningful career opportunities for our associates.
Both GSI’s leadership and eBay want us to remain completely focused on the path we are on today (again, this is why eBay decided to acquire us). Transforming GSI into a company with leading technology products and services for big retailers and brands around the globe is a major business opportunity that we are on the cusp of achieving.
If you have further questions please reach out to Todd Zangrillo, Jim MacIntyre, the ETB leadership team or any member of the GSI leadership team.
Michael Rubin, Chris Saridakis, and Jim MacIntyre.
Caution Regarding Forward Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, on April 18, 2011. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of GSI Commerce. GSI Commerce and eBay also intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including GSI Commerce’s definitive proxy statement, because they contain, or will contain, important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.